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                                                                    EXHIBIT 99.1

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Quarterly Report of Sunbeam Corporation (the "Company") on Form 10-Q for the quarterly period ending September 30, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Jerry
W. Levin, Chief Executive Officer of the Company, and John W. Frederick, Senior Vice President of Finance and Corporate Controller (Principal Financial Officer) of the Company, each certifies, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



/s/ Jerry W. Levin


Jerry W. Levin
Chief Executive Officer
November 19, 2002




/s/ John W. Frederick


John W. Frederick
Senior Vice President of Finance and Corporate Controller
(Principal Financial Officer)
November 19, 2002